AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2013

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3205099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Arsenal Street, Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

2012 Equity Incentive Plan

(Full title of the plan)

Jay R. Luly

President and Chief Executive Officer

Enanta Pharmaceuticals, Inc.

500 Arsenal Street

Watertown, Massachusetts 02472

(Name and address of agent for service)

(617) 607-0800

(Telephone number, including area code, of agent for service)

Copy to:

Nathaniel S. Gardiner, Esq.

Stacie S. Aarestad, Esq.

Edwards Wildman Palmer LLP

111 Huntington Avenue

Boston, Massachusetts 02199-7613

(617) 239-0100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value	538,102 shares	$35.81	$19,269,432.62	$2,481.90

(1)	This Registration Statement covers an aggregate of 538,102 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the Registrant’s 2012 Equity Incentive Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq Global Select Market on December 17, 2013 to be $36.31 and $35.31, respectively.

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE

REGISTRATION STATEMENT

Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-189217) filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2013.

The number of shares of Common Stock, $0.01 par value per share, of the Company available for issuance under the Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company equal to the least of (i) 3% of the outstanding shares on such date, (ii) 2,088,167 shares of Common Stock, or (iii) an amount determined by the Board. This Registration Statement registers the 538,102 additional shares of Common Stock resulting from the automatic annual increase for the fiscal year beginning October 1, 2013.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Watertown, Commonwealth of Massachusetts, as of December 18, 2013.

ENANTA PHARMACEUTICALS, INC.

By:	/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Enanta Pharmaceuticals, Inc., hereby severally constitute and appoint each of Jay R. Luly and Paul J. Mellett, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Jay R. Luly, Ph.D. Jay R. Luly, Ph.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2013

/s/ Paul J. Mellett Paul J. Mellett	Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2013

/s/ Ernst-Günter Afting, M.D., Ph.D. Ernst-Günter Afting, M.D., Ph.D.	Director	December 18, 2013

/s/ Stephen Buckley, Jr. Stephen Buckley, Jr.	Director	December 18, 2013

/s/ Bruce L. A. Carter, Ph.D. Bruce L. A. Carter, Ph.D.	Director	December 18, 2013

/s/ Marc E. Goldberg Marc E. Goldberg	Director	December 18, 2013

/s/ David Poorvin, Ph.D. David Poorvin, Ph.D.	Director	December 18, 2013

/s/ Terry Vance Terry Vance	Director	December 18, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Enanta Pharmaceuticals, Inc. Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 28, 2013 (File No. 001-35839) and incorporated herein by reference.

4.2	Amended and Restated Bylaws of Enanta Pharmaceuticals, Inc. Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 28, 2013 (File No. 001-35839) and incorporated herein by reference.

4.3	Specimen certificate evidencing shares of common stock of Enanta Pharmaceuticals, Inc. Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on February 5, 2013 (File No. 333-184779) and incorporated herein by reference.

5.1	Opinion of Edwards Wildman Palmer LLP. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.

23.2	Consent of Edwards Wildman Palmer LLP. Included in the opinion filed as Exhibit 5.1.

24.1	Power of Attorney. Included on the signature page hereto.

99.1	2012 Equity Incentive Plan (As adjusted to reflect the application of the 1-for-4.31 reverse stock split of the Company’s common stock effected on March 1, 2013). Previously filed as Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K filed with the SEC on December 18, 2013 (File No. 001-35839) and incorporated herein by reference.